SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C. 20549

                           FORM 8-K

                       CURRENT REPORT

               Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

           Date of Report (Date of earliest event reported)
                            June 11, 1998

                       EXCHANGE BANCSHARES, INC.

       (Exact name of Registrant as specified in its Charter)

Ohio                          033-54566          34-1721453
(State or other jurisdiction (Commission         (IRS Employer
of incorporation)             File No.)    Identification Number)


237 Main Street, Luckey, Ohio                           43443
(Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code: (419) 833-3401

                                 N/A
(Former name or former address, if changed since last report)


Item 2.  Acquisition or Disposition of Assets

On June 11, 1998, Exchange Bancshares, Inc., Luckey, Ohio (the "Company") entered into a definitive agreement with Towne Bancorp, Inc., an Ohio corporation located in Perrysburg, Ohio ("Towne Bancorp"), and Towne Bank, a wholly-owned subsidiary of Towne Bancorp, pursuant to which the Company agreed to purchase 1,000,000 shares of original issue common stock of Towne Bank for an aggregate purchase price of $2,000,000 (the "Agreement"). On June 19, 1998, the parties entered into a Merger Agreement whereby Towne Bank would merge with and into The Exchange Bank, the wholly-owned subsidiary bank of the Company, with The Exchange Bank being the surviving bank in the merger (the "Merger"). Cash consideration for the Merger was paid to Towne Bancorp in exchange for the remaining common stock of Towne Bank held by Towne Bancorp. The cash consideration paid to Towne Bancorp pursuant to the Merger Agreement consisted of $1.5 million to be adjusted upward or downward on a dollar for dollar basis based upon the amount of capital in Towne Bank's capital account that was greater than or less than $1,000,000 at the Closing of the transaction, with a minimum purchase price of $1,000,000.
The actual cash consideration paid to Towne Bancorp at the Closing was $1,100,560, of which 25% was held back by the Company in an escrow account for a period of 6 months from Closing against which the Company may collect for any breaches of the representations, warranties and covenants given by Towne Bancorp and Towne Bank in the Agreement. The transactions contemplated by both the Agreement and by the Merger were consummated on June 19, 1998.

Concurrently, on June 18, 1998, The Exchange Bank purchased the two parcels of real estate that contained the main office and the one branch of Towne Bank in Perrysburg and Sylvania, Ohio, respectively. Exchange Bancshares, Inc. and Ms. Carol Haas entered into a real estate purchase agreement on May 19, 1998 whereby the Company or its subsidiary would purchase the two parcels for $2,550,000, contingent upon the consummation of the transactions contemplated by the Agreement and the Merger Agreement. The purchase was closed into escrow on June 18, 1998, and the funds were released on June 19, 1998 upon the consummation of the Agreement and Merger Agreement.

The Exchange Bank is an Ohio state-chartered bank which, prior to the transaction described herein, operated from its main office in Luckey, Ohio and through two branches located in Holland and Walbridge, Ohio.

Item 7.  Financial Statements and Exhibits

(a) Financial Statements

The financial statements of Towne Bank for the year ended December 31, 1997 and for the quarter ended March 31, 1998 included in the consolidated financial statements of Towne Bancorp, Inc. are hereby incorporated by reference from the Towne Bancorp, Inc. Annual Report on Form 10-KSB for the year ended December 31, 1997 and the Quarterly Report on Form 10-QSB for the quarter ended March 31, 1998.

(b) Pro Forma Financial Information



                         (Dollars in Thousands)

December 31, 1997              Exchange         Towne         Pro forma    Pro forma
                               Bancshares, Inc. Bank          Adjustments  Combined
                               (unaudited)      (unaudited)                (unaudited)
ASSETS
Cash and Due From Banks         2,266           1,014                       3,280
Federal Funds Sold              3,926           3,142         (2,502)       4,566

Available-for-Sale Securities  16,362             999                      17,361
Held-to-Maturity Securities     2,406           1,597                       4,003

  Total Investments            18,768           2,596                      21,364

Gross Loans                    46,872          13,857                      60,729
  Allowance for Loan Losses      (624)           (742)                     (1,366)

  Net Loans                    46,248          13,115                      59,363

Premises & Equipment              844              87                         931
Goodwill                                                         500          500
Other Assets                      743             300                       1,043

   Total Assets                72,795          20,254                      91,047


LIABILITIES

Total Deposits                 63,928          18,117                      82,045

Borrowed Funds                    198                                         198
Other Liabilities                 226             130                         356

   Total Liabilities           64,352          18,247                      82,599

     Shareholders' Equity
Common Stock                    2,498           1,600         (1,600)       2,498
Surplus                         3,370           1,600         (1,600)       3,370
Undivided Profits               2,626             800           (800)       2,626
Treasury Stock                   (126)                                       (126)
Income to Date                                 (1,998)         1,998            0
Unrealized Gains/Losses-
  Investments                      75               5                          80

  Total Shareholders' Equity    8,443           2,007                       8,448

  Total Liabilities and
   Shareholders' Equity        72,795          20,254                      91,047





                        (Dollars in Thousands)

December 31, 1997              Exchange         Towne         Pro forma
                               Bancshares, Inc. Bank          Combined
                               (unaudited)      (unaudited)   (unaudited)

INTEREST INCOME
Loans                          4,159             787          4,946
Investments                    1,214             191          1,405
Federal Funds Sold               192             188            380

  Total Interest Income        5,565           1,166          6,731

INTEREST EXPENSE               2,387             593          2,980

  Net Interest Income          3,178             573          3,751

PROVISION FOR LOAN LOSSES          0             722            722

  Net Interest Income after
   provision for Loan Losses   3,178            (149)         3,029

NON-INTEREST INCOME
  Service Charges on Deposits
   Accounts                      260              23            283
  Gain on Sale of Securities       0                              0
  Other Operating Income          60              30             90

   Total Non-Interest Income     320              53            373

NON-INTEREST EXPENSE
  Salaries, wages & employee
   benefits                    1,112             441          1,553
  Net occupancy expense          295             391            686
  Other operating expense        881             528          1,409

   Total Non-Interest Expense  2,288           1,360          3,648

  Income/Loss before Federal
   Income Taxes                1,210           (1,457)         (246)

  Provision for Federal Income
   Taxes                         375               0            375

  Net Income                     835           (1,457)         (621)





                        (Dollars in Thousands)

March 31, 1998                 Exchange         Towne        Pro forma    Pro forma
                               Bancshares, Inc. Bank         Adjustments  Combined
                               (unaudited)      (unaudited)               (unaudited)
ASSETS
Cash and Due From Banks         2,170             479                       2,649
Federal Funds Sold              5,667           3,618         (2,023)       7,262

Available-for-Sale Securities  15,977           1,001                      16,978
Held-to-Maturity Securities     1,757           1,397                       3,154

  Total Investments            17,734           2,398                      20,132

Gross Loans                    48,457          14,737                      63,194
  Allowance for Loan Losses      (613)           (644)                     (1,257)

  Net Loans                    47,844          14,093                      61,937

Premises & Equipment              856              81                         937
Goodwill                                                         500          500
Other Assets                      799             271                       1,070

   Total Assets                75,070          20,940                      94,487


LIABILITIES

Total Deposits                 65,917          19,348                      85,265

Borrowed Funds                    196                                         196
Other Liabilities                 299              63                         362

   Total Liabilities           66,412          19,411                      85,823

     Shareholders' Equity
Common Stock                    2,498           1,600         (1,600)       2,498
Surplus                         3,370           1,600         (1,600)       3,370
Undivided Profits               2,834             800           (800)       2,834
Treasury Stock                   (126)                                       (126)
Accumulated Deficit                            (2,477)         2,476            1
Unrealized Gains/Losses-
  Investments                      82               6                          88

  Total Shareholders' Equity    8,658           1,529                       8,664

  Total Liabilities and
   Shareholders' Equity        75,070          20,940                      94,487



                        (Dollars in Thousands)

March 31, 1998                 Exchange         Towne         Pro forma
                               Bancshares, Inc. Bank          Combined
                               (unaudited)      (unaudited)   (unaudited)

INTEREST INCOME
Loans                          1,110            320           1,430
Investments                      267             38             305
Federal Funds Sold                59             49             108

  Total Interest Income        1,436            407           1,843

INTEREST EXPENSE                 626            242             868

  Net Interest Income            810            165             975

PROVISION FOR LOAN LOSSES          0            333             333

  Net Interest Income after
   provision for Loan Losses     810            (168)           642

NON-INTEREST INCOME
  Service Charges on Deposits
   Accounts                       62             18              80
  Gain on Sale of Securities       0
  Other Operating Income          18             25              43

   Total Non-Interest Income      80             43             123

NON-INTEREST EXPENSE
  Salaries, wages & employee
   benefits                      277            107             384
  Net occupancy expense           39             93             132
  Other operating expense        270            154             424

   Total Non-Interest Expense    586            354             940

  Income/Loss before Federal
   Income Taxes                  304           (479)           (175)

 Provision for Federal Income
   Taxes                          96              0              96

  Net Income                     208           (479)           (271)

Other Comprehensive Income         7                              7

Net Income                       215           (479)           (264)


(c) Exhibits

2.1 Agreement dated June 11, 1998 by and among Exchange Bancshares, Inc., Towne Bank and Towne Bancorp, Inc.

2.2 Merger Agreement dated as of June 19, 1998 by and between Towne Bank and the Exchange Bank

2.3 Letter Agreement dated May 19, 1998 by and between Exchange
Bancshares, Inc. and Carol M. Haas

3.1 The Amended and Restated Articles of Incorporation of Exchange Bancshares, Inc. (incorporated by reference to the quarterly report on Form 10-QSB for the quarter ended June 30, 1995)

3.2 Regulations of Exchange Bancshares, Inc. (incorporated by reference to the Registration Statement on Form S-4 dated November 16, 1992, as amended on Amendment No. 1 to the Registration
Statement on Form S-4 dated January 14, 1993; Registration Number
33-54566)

23 Consent of Clifton Gunderson Ltd.

99 Press Release dated June 11, 1998

                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      EXCHANGE BANCSHARES, INC.


Date: June 24, 1998                    By: /s/ Marion Layman
                                             Marion Layman
                                             President

                                               Exhibit 2.1

                        AGREEMENT

THIS AGREEMENT (the "Agreement") is made and entered into on this 11th day of June, 1998, by and among Exchange Bancshares, Inc.
("Buyer"), Towne Bank ("Bank") and Towne Bancorp, Inc. ("Towne
Bancorp").

WHEREAS, Towne Bancorp owns, of record and beneficially, all of the 320,000 issued and outstanding shares of the $5 par value common shares of Bank ("Bank Common Stock"), an Ohio banking corporation; and

WHEREAS, Towne Bancorp and Bank desire to sell additional shares of Bank Common Stock to Buyer in order to provide additional capital to Bank on the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, Towne Bancorp desires to cause the merger (hereinafter the "Merger") of Bank with and into The Exchange Bank, an Ohio banking corporation and a wholly owned subsidiary of Buyer ("Exchange Bank"), pursuant to the terms of a Merger Agreement attached hereto as Exhibit A; and

WHEREAS, Buyer desires to purchase additional shares of Bank upon the terms and conditions herein set forth and to cause the Merger.

NOW, THEREFORE, based on the foregoing and in consideration of the agreements, representations, warranties, and covenants contained herein, the parties agree as follows:

1.  Purchase of Bank Common Stock.

1.1 Purchase of Bank Common Stock by Buyer. Subject to all of the terms and conditions set forth in this Agreement, Bank shall sell, convey, transfer, assign and deliver to Buyer and Buyer shall purchase from Bank 1,000,000 shares of Bank Common Stock for an aggregate purchase price of $2,000,000.

1.2 Closing of Purchase of Bank Common Stock. The sale of the Bank Common stock provided for herein, shall be completed at the Closing. The "Closing" shall mean the date and place as shall be mutually agreed upon by Buyer, Towne Bancorp and the Bank for the closing of the purchase of the shares of Bank Common Stock provided in Section
1.1 of this Agreement; provided, however, that the date of Closing shall not be later than five (5) calendar days following the expiration of statutory waiting periods, if any, imposed by the receipt of all required regulatory approvals.

2. Representations and Warranties of Towne Bancorp and Bank as to Bank Common Stock Purchased by Buyer.

Towne Bancorp and the Bank represent and warrant to Buyer that:

2.1 Buyer shall, upon the consummation of the purchase of the shares of Bank Common Stock as set forth in Section 1.1 hereof receive such shares of Bank Common Stock from the Bank free and clear of all liens, encumbrances, security interests, options, charges, claims, assessments, voting trust agreements, community property rights, rights of others, and restrictions on transferability.

2.2  The shares of Bank Common Stock purchased by Buyer pursuant to
Section 1.1 hereof shall constitute 75.76% of the total outstanding shares of Bank Common Stock immediately after the Closing.

3. Representations and Warranties of Towne Bancorp and Bank as to
Bank and/or Towne Bancorp.

Towne Bancorp and Bank represent and warrant to Buyer that:

3.1 Bank is a state chartered bank duly organized and existing in good standing under the laws of the State of Ohio and has all requisite power and authority to own its assets and carry on its business as now conducted. Bank has obtained all charters, licenses, permits, orders, authorizations and other governmental approvals necessary therefor, including insurance of its deposits by the Federal Deposit Insurance Corporation, all of which are in full force and effect.

3.2 The authorized capital stock of Bank currently consists of 320,000 shares of voting common stock, all of which are issued and outstanding. All of the issued and outstanding shares of the Bank are duly authorized, validly issued and outstanding, and are fully paid and, except as provided by law, nonassessable. No shares of any other class or series of capital stock of Bank are authorized, issued or outstanding. Except as provided for in this Agreement, Bank has not agreed to issue or sell any additional shares of its capital stock or any obligation convertible into shares of its capital stock, Bank has no outstanding subscriptions, options, warrants, rights or other security or obligation which would permit or require Bank to issue any additional shares of its capital stock, to purchase or otherwise acquire shares of its capital stock, or convert any obligation into shares of capital stock of Bank. No shares are held as treasury stock of the Bank.

3.3 The execution, delivery and performance of this Agreement and the Merger Agreement have been duly authorized by Towne Bancorp and Bank. No other corporate proceedings on the part of Towne Bancorp or Bank are necessary to authorize this Agreement, the Merger Agreement or the consummation of the transactions contemplated hereby and thereby. This Agreement and all instruments and agreements contemplated by this Agreement to which either Towne Bancorp or Bank is a party or signatory have been duly authorized, executed and delivered by Towne Bancorp or Bank as the case may be, and constitute their respective legal, valid and binding obligations enforceable in accordance with their terms.

3.4 Bank has good and marketable title to its respective assets. Said assets are subject to no liens or encumbrances, whether by mortgage, pledge, lien, security agreement, conditional sale agreement, encumbrance, charge or otherwise, except for pledges or securities to secure its Treasury Tax and Loan Account, public funds deposits, transactions in Federal Funds, and liens attributable to borrowings by the Bank from the Federal Home Loan Bank Board in the ordinary course of the Bank's business.

3.5 Bank has no liability to pay deposits other than as shown on the books and records of Bank.

3.6 Since December 31, 1997, the business of Bank has been conducted in the ordinary course of business, and all books, records and accounts of Bank are in all material respects complete and correct.

3.7 The Bank has no material obligations or liabilities, contingent or otherwise, which were not previously disclosed in the financial statements furnished to the Buyer or which were not previously otherwise disclosed in writing to Buyer.

3.8 To the best of the knowledge of Towne Bancorp and Bank, all income, franchise, and other taxes assessments and other governmental charges (federal, state or local) against the Bank, or any of its income or assets, shall have been duly paid and satisfied on or before their respective due dates. There are not now and there will be no additional liabilities, interest, penalties, or deferred taxes due and payable with respect to such taxes, assessments, or charges. The respective tax returns (federal, state, or local) of the Bank (and in the case of those returns filed jointly, Towne Bancorp and the Bank) required by law to be filed on or before the Closing have been correctly and timely filed. Neither Towne Bancorp nor Bank is a party to any pending action or proceedings by any taxing authority for assessment or collection of taxes against Towne Bancorp or Bank, and no such actions or proceedings have been threatened. The provision for taxes made in the respective financial statements of Towne Bancorp and the Bank is sufficient for the payment of all accrued and unpaid current and deferred federal, state and local tax liabilities of Towne Bancorp and the Bank for the period ended on the date of such financial statements and for all years prior thereto. Towne Bancorp and the Bank have not received any notice of deficiency or other adjustment with respect to their income and franchise tax returns. No issue has been raised by the Internal Revenue Service or applicable state taxing authorities which might result in a deficiency for any fiscal year for Towne Bancorp or the Bank, whether or not yet audited. There are no agreements, waivers or other arrangements providing for an extension of time with respect to the assessment of any tax or deficiency against Towne Bancorp or Bank (except for applicable extensions of time for filing returns), nor are any actions, suits or claims now pending or threatened against Towne Bancorp or Bank in respect of any tax or assessment.

3.9 Neither the execution nor the delivery of this Agreement nor the consummation of the transactions contemplated herein, nor compliance with nor fulfillment of the terms and provisions herein will conflict with or result in a material breach of the terms, conditions or provisions of, or constitute a material default under, the Articles of Incorporation, as the same are to be amended, or Code of Regulations of Towne Bancorp or the Bank, or any other restriction to which Towne Bancorp or the Bank is a party or by which Towne Bancorp or the Bank is bound, or any regulatory provisions affecting Towne Bancorp or the Bank.

3.10 The Bank has delivered to Buyer the Consolidated Statement of Condition of Bank as of March 31, 1998 and Consolidated Statement of Income for the three month period ended March 31, 1998, as reported to the Federal Financial Institutions Examination Council, which statements have been prepared in conformity with the appropriate regulatory requirements. Such statements do not omit or misstate any material fact necessary to be set forth therein in order to make the information set forth therein not misleading.

3.11 All buildings, offices and other structures, and all machinery, equipment, furniture, fixtures, motor vehicles and other properties owned or used by Bank are in good operating condition and repair, ordinary wear and tear excepted.

3.12 Towne Bancorp and Bank have provided Buyer with an opportunity to review all policies of insurance in which either Towne Bancorp or Bank is named as an insured party, or which otherwise relate to or cover any assets, properties, premises, operations and personnel of Towne Bancorp or Bank. Towne Bancorp or Bank, as the case may be, has in full force and effect the policies of insurance provided to Buyer. Except in regard to the Directors' and Officers' Liability Insurance and fidelity bond for which Towne Bancorp and Bank have received a notice of cancellation, there has been no notice given by any party of interest in or to any such policies claiming any breach or violation of any provisions thereof, disclaiming or denying any coverage thereunder, or canceling or threatening cancellation of any such insurance contracts.

3.13 To the knowledge of the executive management of Towne Bancorp and Bank, no property owned or leased by either Towne Bancorp or Bank is the subject of any action, suit or proceeding claiming that any of such properties is contaminated with any wastes or hazardous substances as such terms are defined under applicable federal, state or local law.

4.  Other Representations and Warranties of Towne Bancorp.

Towne Bancorp represents and warrants to Buyer that it is an Ohio corporation and registered bank holding company under the Federal
Bank Holding Company Act.

5.  Representations and Warranties of Buyer.

Buyer represents and warrants to Towne Bancorp that it will have at the Closing all requisite power and authority to consummate the transactions provided for in this Agreement. This Agreement and all instruments and agreements contemplated by this Agreement to which Buyer is a party or signatory have been duly authorized, executed and delivered by Buyer, and constitute its legal, valid and binding obligations enforceable in accordance with their terms.

6.  Extent of and Survivability of  Representations.

Each of the representations, warranties, covenants and agreements of Towne Bancorp, Bank and Buyer contained in this Agreement shall be deemed to have been made again on and as of the Closing, and be true, correct and complete on and as of the Closing. All of the representations, warranties, covenants and agreements contained in this Agreement shall survive for a period of six (6) months after the Closing. Notwithstanding the fact that the representations, warranties, covenants and agreements are to survive closing for six
(6) months, the sole remedy of Buyer for the breach of any such representations, warranties, covenants and agreements by Towne Bancorp or Bank shall be to recover against the "escrow account" established by paragraph IV(1)(b) of the Merger Agreement attached hereto as Exhibit A.

7.  Covenants of Towne Bancorp Concerning Conduct of Business.

Towne Bancorp and Bank covenant and agree that during the period from the date of this Agreement through the Closing, Towne Bancorp and Bank shall use their best efforts to conduct their respective businesses and operations in the usual and ordinary course, in a safe and prudent manner, and shall use their best efforts to preserve intact the banking and business organization, to keep available the services of the officers and employees, and to preserve their relations with customers, suppliers and others having business dealings with them to the end that the goodwill and continuing business of Towne Bancorp and Bank shall not be materially and adversely affected at the Closing. During said period, Towne Bancorp covenants and agrees that Towne Bancorp shall cause Towne Bancorp and Bank to do or refrain from doing (as applicable) the following, unless the prior written consent of Buyer shall have been received:

7.1  Bank shall not declare or pay any dividends, stock splits
(reverse or otherwise), stock dividends or any other distributions with respect to its common stock.

7.2 Bank shall not increase the rate of compensation payable to any of its directors, officers or other personnel, whether by salary, bonus or otherwise.

7.3 Bank shall not incur any obligations or liabilities, absolute or contingent, other than current liabilities incurred in the ordinary and usual course of business.

7.4 Bank shall not sell, transfer or lease any of its properties or subject any of its properties or assets to a mortgage, pledge, security interest or lien, except encumbrances of the character heretofore incurred in the ordinary and usual course of business.

7.5 Bank shall refrain from applying for any bank office and shall not close any bank office.

7.6 Bank shall assist Buyer in obtaining all regulatory approvals and consents of third parties necessary to consummate the transactions contemplated by this agreement.

7.7 Bank shall continue to pay all interest on deposits and any other debts as such obligations become due and payable in the ordinary course of business.

7.8 Bank shall not loan funds or accept any deposits or enter into any commitments for such loans or deposits, except in the ordinary course of business and upon substantially the same terms, including interest rates, maturities, collateral security and other applicable terms as those prevailing among banks in Bank's market area at the time for comparable transactions.

7.9 Bank shall not merge or consolidate with any other entity or enter into any agreement therefor for the sale of substantially all of its assets or acquire or agree to acquire any stock, business, properties or assets of any other person, firm, association, corporation, bank or other business organization.

7.10 Bank shall not cancel, without payment in full, any notes, loans or other obligations receivable from any officer or director Towne Bancorp of Bank, or any member of their families, or from any corporation, partnership or other entity in which any officer or director of Towne Bancorp or Bank, or any member of their families, has any direct or indirect interest.

7.11 There shall not have been any material adverse change in the condition, quality, composition or maturity of the assets, deposits, other liabilities, or the business of Bank; provided, however, that the following factors shall not be considered in determining what shall constitute such a material adverse change.

(a) Changes in rates of return or yields received on various Bank assets or changes in the fair market value of Bank's investment securities, which changes are caused by general money market fluctuations; and

(b) Changes in interest rates paid by Bank with respect to its sources of borrowed funds, including deposits, repurchase agreements and Federal funds purchased, which changes are caused by general money market fluctuations.

7.12 The officers of Bank shall furnish Buyer will all internal reports and information, including financial information pertinent to the operation of Bank's business, which are legally permissible to be disclosed, and shall consult with Buyer on any major managerial decision.

7.13 The Bank shall not settle or dismiss any lawsuit on behalf of or against Bank.

8. Conditions Precedent to Obligations of Buyer.

The obligations of Buyer under this Agreement are subject to the fulfillment, prior to or on the Closing of each of the following conditions precedent, except to the extent any such condition is waived in writing by Buyer:

8.1 Representatives of Buyer shall have completed a purchase examination of the Bank and Towne Bancorp prior to the Closing, and the results thereof, including, but not limited to, the financial condition, business, assets, deposit mix or composition and other liabilities of Towne Bank and Towne Bancorp shall have been satisfactory to Buyer in its sole discretion. Pursuant to this examination, the Bank's assets and liabilities may be verified by such representatives by confirmation, requests or otherwise. The examination performed pursuant to this Section shall not affect the right of Buyer to rely on the representations, warranties and covenants of Towne Bancorp and the Bank contained in this Agreement.

8.2 Buyer shall have obtained all requisite banking regulatory orders and approvals required by applicable law or governmental regulations necessary or appropriate to permit the consummation of the transactions contemplated by this Agreement. All applicable waiting periods imposed by statute, regulation, rule or order shall have expired.

8.3 Buyer shall not have discovered any material error, misstatement or omission in the representations and warranties made herein by Towne Bancorp or the Bank.

8.4 Towne Bancorp and the Bank shall have performed and complied with all of the terms, agreements, obligations, covenants and conditions required by this Agreement to be performed and complied with by Towne Bancorp or the Bank prior to or on the Closing, including, but not limited to the amendment of the Articles of Incorporation of Bank to increase its authorized shares of common stock to 1,320,000.

8.5 Buyer shall have received the written release of Towne Bancorp and each of the directors of Towne Bancorp and Towne Bank in the form attached hereto as Exhibits B and C, respectively.

8.6 Towne Bancorp shall have assigned to the Bank the rights and privileges of the lessee under the leases in respect of the branches of the Bank, and Buyer shall have accepted all duties and obligations under such leases. The form of such assignment and assumption of leases shall be mutually acceptable to Buyer, Towne Bancorp and the Bank.

9. Conditions Precedent to Obligations of Towne Bancorp and the
Bank.

The obligations of Towne Bancorp and the Bank under this Agreement are subject to the fulfillment, prior to or on the Closing, of each of the following conditions precedent, except to the extent any such condition is waived in writing by Towne Bancorp or the Bank, respectively.

9.1 There shall not have been discovered any error, misstatement or omission in the representations and warranties made herein by Buyer.

9.2 Buyer shall have performed and complied with all of the terms, agreements, obligations, covenants and conditions required by this agreement to be performed and complied with by Buyer prior to or at the Closing.

9.3 Buyer shall have obtained all requisite banking regulatory orders and approvals required by applicable law or governmental regulations necessary or appropriate to permit the consummation of the transactions contemplated by this Agreement and all applicable waiting periods imposed by statute, regulation, rule or order shall have expired within 60 days after the date of this Agreement.

9.4 Towne Bancorp shall have assigned to the Bank the rights and privileges of the lessee under the leases in respect of the branches of the Bank, and Buyer shall have accepted all duties and obligations under such leases. The form of such assignment and assumption of leases shall be mutually acceptable to Buyer, Towne Bancorp and the Bank.

10. Covenant with respect to the Merger of the Bank and Exchange
Bank.

With respect to the Merger of the Bank with and into Exchange Bank, the parties agree to cause the execution of the Merger Agreement attached hereto as Exhibit A in accordance with all the applicable requirements of law and the respective Articles of Incorporation and Code of Regulations of the Bank and Exchange Bank, and further to cause the approval by the Board's of Directors of the Bank and Exchange Bank, and each of the Bank's and Exchange Bank's respective shareholders. The parties agree to cooperate and to take all such actions as may be reasonably required to cause the Merger of Bank with and into Exchange Bank pursuant to and in accordance with the terms of the Merger Agreement. Towne Bancorp covenants to forbear from the exercise of its statutory right to dissent under applicable law in connection with the Merger and the shares of Towne Bank held by it on the effective date of the Merger. The covenants of the parties contained herein shall survive the Closing. The obligations of the parties hereto shall be contingent upon and subject to the satisfaction of the conditions set forth in the Merger Agreement and the consummation of the Merger contemplated therein.

11. Termination.

This Agreement and the transactions contemplated by this Agreement may be terminated at any time on or before Closing:

11.1 By the mutual written consent of Buyer, Towne Bancorp and the Bank.

11.2 By written notice from Buyer to Towne Bancorp and the Bank if one or more of the conditions set forth in Section 8 shall not have been satisfied or if Buyer determines one or more of such conditions cannot or will not be satisfied for any reason other than a breach by one of the parties hereto; or

11.3 By written notice from Towne Bancorp or the Bank to Buyer if one or more of the conditions set forth in Section 9 shall not have been satisfied or if Towne Bancorp or the Bank determine one or more of such conditions cannot or will not be satisfied for any reason other than a breach by one of the parties hereto.

12. Expenses.

Each party hereto shall pay its own legal, accounting and other expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement.

13. Publicity.

Each party agrees to hold the fact of this Agreement and its terms in strictest confidence and not to make any public announcement after the date of this Agreement concerning the Agreement without the written consent of Buyer, Towne Bancorp and the Bank. All notices, releases, statements and communications to depositors, customers and correspondents of Bank and to the press and general public relating to the Agreement or transactions contemplated by this Agreement shall be made only at such times and in such manner as shall be mutually agreed between Buyer, Towne Bancorp and the Bank.

14. Representatives.

14.1 Towne Bancorp and the Bank hereby appoint John Blevins to act as their agent for the purpose of approving such publicity under
Section 13 and for all other purposes under this Agreement for which a Towne Bancorp or Bank representative is required. The filing of public documents that may disclose the existence of this Agreement, or the effects of the terms hereof, with any federal and state regulatory authorities in connection with the transactions contemplated herein, or as may be required in the ordinary course of business of either party hereto, shall not constitute a breach of the terms of Section 13.

14.2 Buyer hereby appoints Thomas Elder to act as its agent for the purpose of approving such publicity under Section 13 and for all other purposes under this Agreement for which a Buyer representative is required. The filing of public documents that may disclose the existence of this Agreement, or the effects of the terms hereof, with any federal and state regulatory authorities in connection with the transactions contemplated herein, or as may be required in the ordinary course of business of either party hereto, shall not constitute a breach of the terms of Section 13.

15. Notices.

Any notice, report or demand required or permitted by any provision of this Agreement shall be deemed to have been sufficiently given and delivered when placed in the U.S. mail, if it is sent by registered mail, postage and registered charges prepaid, addressed as follows:

If to Buyer to:

Mr. Marion Layman
Exchange Bancshares, Inc.
c/o Exchange Bank
237 Main Street
Luckey, Ohio  43443

With copies to:

Susan Zaunbrecher, Esq.
Dinsmore & Shohl, LLP
1900 Chemed Center
255 East Fifth Street
Cincinnati, Ohio  45202-3172
(513) 977-8200/PH
(513) 977-8141/FX

{REMAINDER OF PAGE INTENTIONALLY LEFT BLANK}

If to Towne Bancorp or Bank to:

Mr. John Blevins
Towne Bancorp, Inc.
c/o Towne Bank
610 E. South Boundary
Perrysburg, Ohio   43551-2535

With copies to:

Thomas C. Blank, Esq.
Werner & Blank Co., LPA
7205 W. Central Ave.
Toledo, OH  43517
(419) 841-8051/PH
(419) 841-8380/FX

16. Risk of Loss.

In the event any material loss not covered by insurance to the assets of Bank occurs due to fire or casualty prior to the Closing, or in the event the business of Bank is closed or interrupted by reason of any event not in the ordinary course of business, Buyer shall have the right to terminate this Agreement.

17. Miscellaneous.

17.1 This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Ohio.

17.2 The headings contained herein are for reference purposes only and shall not in any way affect the meaning and interpretation of this Agreement.

17.3 This Agreement and the respective rights and obligations of the parties hereunder shall not be assignable by any party without the prior written consent of the other parties.

17.4 This Agreement, together with the related Schedules and Exhibits represents the entire understanding and agreement among the parties hereto with respect to the subject matter hereof, supersedes all prior and contemporaneous negotiations, correspondence and understandings relating to the subject matter hereof, and shall be amended or modified only by the written agreement of all of the parties hereto.

17.5 The failure of any party at any time or times to require performance of any provision of this Agreement shall in no manner affect the right to enforce the same, and a waiver by any party of any breach of any provision of this Agreement shall not be construed to be a waiver by such party of any breach of any other provision.

17.6 This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

17.7 The rights and obligations contained in this Agreement shall inure to the benefit of and be binding upon the parties to this Agreement and their respective heirs, personal representatives, successors and assigns.

17.8 Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their respective heirs, personal representatives, successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as and the extent expressly provided herein.

17.9 Any provision of this Agreement prohibited either by law or court decrees in any locality or state shall be ineffective to the extent of such prohibition without in any way invalidating or affecting the remaining provisions of this Agreement within the states or localities where not prohibited by law or court decrees. Notwithstanding the foregoing, in no event shall the capital infusion described in paragraph 1.1 be consummated unless the Merger (as defined herein) is ready to be and will be consummated immediately subsequent to such capital infusion.

17.10 Time is of the essence in this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

EXCHANGE BANCSHARES, INC.:

By:  /s/ Marion Layman
Marion Layman, President

By:  /s/ Joseph R. Hirzel
Joseph R. Hirzel, Secretary

TOWNE BANCORP, INC.:                        TOWNE BANK:

By: /s/ John Weinert                 By: /s/ John Weinert
John Weinert, Chairman               John Weinert, Chairman

By: /s/ Lois A. Brigham              By: /s/ Lois A. Brigham
Lois A. Brigham, Secretary           Lois A. Brigham, Secretary

                                        Exhibit 2.2

MERGER AGREEMENT

    THIS MERGER AGREEMENT (this "Agreement") dated as of June 19, 1998, is entered into by and between Towne Bank, Perrysburg, Ohio ("Towne Bank"), an Ohio state banking corporation and The Exchange Bank, Luckey Ohio ("Exchange Bank"), an Ohio state banking corporation and is joined in by Towne Bancorp, Inc. ("Towne Bancorp"), the sole shareholder of Towne Bank, and Exchange Bancshares, Inc., ("Exchange Bancshares"), the sole shareholder of Exchange Bank.

WITNESSETH:

    WHEREAS, the Board of Directors of Exchange Bank and the Board of Directors of Towne Bank have determined that it is in the best interests of Exchange Bank and Towne Bank to merge Towne Bank with and into Exchange Bank in accordance with the provisions of the laws of the State of Ohio (the "Merger"); and

    WHEREAS, the Board of Directors of Towne Bank and the Board of Directors of Exchange Bank have each adopted a resolution approving this Agreement and have directed that the Merger Agreement be submitted to the shareholders of Towne Bank and Exchange Bank entitled to vote in respect thereof for adoption and approval;

    NOW, THEREFORE, the parties hereto, subject to the terms and conditions contained herein, agrees as follows:

ARTICLE I

Constituent Corporations

    Towne Bank and Exchange Bank shall be the constituent banking corporations with respect to the Merger.

ARTICLE II

Merger

    Effective as of the date set forth in the Certificate of Merger filed in accordance with Section 1115.11 (F) of the Ohio Revised Code with the Superintendent of Banks for the State of Ohio (the "Effective Time"), Towne Bank shall be merged into Exchange Bank and Exchange Bank shall be the surviving banking corporation (the "Surviving Corporation"), which after the effective time of the Merger shall be known as "Exchange Bank."

ARTICLE III

Articles of Incorporation, Etc.

1. At the Effective Time, the Articles of Incorporation and Code of Regulations of Exchange Bank shall constitute the Articles of Incorporation Code of Regulations of the Surviving Corporation.

2. The Surviving Corporation's main office shall be located at 235 Main Street, Luckey, Ohio, until otherwise changed in accordance with law.

3. The officers of Exchange Bank immediately prior to the Effective Time shall be the officers of the Surviving Corporation, each to hold office until his respective successor is duly elected or appointed and qualified in accordance with the provisions of the Articles of Incorporation and Code of Regulations of the Surviving Corporation and of applicable law, or until his earlier death, resignation or removal.

4. The directors of the Surviving Corporation shall be all of the directors of Exchange Bank immediately prior to the Effective Time.


ARTICLE IV

Manner of Converting and Exchanging Stock and Capital Structure

1. Subject to the provisions of this Article IV, the manner of converting and exchanging the shares of the constituent corporation's stock at the Effective Time shall be as follows.

    Conversion and Exchange of Shares.

    (a)    At the time the Merger shall become effective;

(i) All of the outstanding shares of Towne Bank Common Stock held by Towne Bancorp, Inc. shall, subject to statutory dissenters rights as provided Ohio Revised Code Section 1115.19 and 1701.85, be exchanged for and converted into the right to receive $1,500,000, in cash; provided, however, that the consideration to be received by Towne Bancorp, Inc. pursuant to this paragraph IV(1)(a)(i) shall be increased or reduced, dollar for dollar, by the amount by which the capital of Towne Bank as of the Closing is more than or less than $1,000,000. However, in no event will the consideration paid hereunder be less than $1,000,000. The capital of Towne Bank as of the Closing shall be determined in accordance with generally accepted accounting procedures.

(ii) All of the shares of common stock $10 par value of Exchange Bank issued and outstanding immediately prior to the time the Merger shall become effective shall constitute all of the of the issued and outstanding shares of the Surviving Corporation and shall be held by Exchange Bancshares.

As soon as practicable after the time the Merger shall become effective, Exchange Bank will distribute to Towne Bancorp, Inc. seventy five percent (75%) of the total consideration payable in accordance with paragraph IV(1)(a)(i) hereof in cash in payment for the exchange of all of the shares of Towne Bank $5 1.00 par value common stock ("Towne Bank Common Stock") owned by Towne Bancorp, Inc. on the effective date of the Merger. The remaining twenty five percent (25%) of the consideration due to Towne Bancorp, Inc. in accordance with paragraph IV(1)(a)(i) hereof shall be retained in an interest bearing account (the "escrow account") with Exchange Bank, as escrow agent, for the benefit of Towne Bancorp, Inc. for a period of six (6) months after Closing. At the conclusion of such six (6) month period, in the event that Exchange Bancshares has not claimed that either Towne Bancorp, Inc. or Towne Bank breached any representation, warranty or covenant set forth in an agreement of even date between Exchange Bancshares, Towne Bank and Towne Bancorp, Inc. (the "Investment Agreement"), Exchange Bank shall deliver to Towne Bancorp, Inc. the remaining twenty five percent (25%) of such consideration together with interest earned thereon. In the event that at any time during such six (6) month period, Exchange Bancshares claims a breach by Towne Bancorp, Inc. or Towne Bank of any representation, warranty or covenant set forth in the Investment Agreement, Exchange Bancshares shall advise both Towne Bancorp, Inc. and Exchange Bank in writing of the supposed breach and the estimated amount of loss or damage caused by such supposed breach. At the conclusion of such six (6) month period, Exchange Bank shall deliver to Towne Bancorp, Inc. and Exchange Bancshares a written summary of all breaches claimed by Exchange Bancshares and the amount of loss or damage in the opinion of Exchange Bancshares. Within thirty (30) days of receipt of such written summary, Towne Bancorp, Inc. will either: (i) respond in writing to Exchange Bancshares and Exchange Bank that it does not contest the loss or damage noted in such summary; or (ii) object in writing to one, some or all of the items contained in such summary. In the event that Towne Bancorp, Inc. does not object to any supposed loss or damage claimed, Exchange Bank shall disburse from the escrow account to Exchange Bancshares the amount of loss or damage claimed by Exchange Bancshares and shall distribute the balance of such escrow account, if any, together with any interest earned thereon, to Towne Bancorp, Inc. In the event that Towne Bancorp, Inc. objects to any supposed loss or damages, the resolution of whether such breach and resulting loss or damage has occurred will be determined by arbitration in Toledo, Ohio under the rules of the American Arbitration Association. The cost of such arbitration will be paid for by the unsuccessful party in regard to such item in dispute. If more than one item is disputed, the costs of arbitration shall be shared by Towne Bancorp, Inc. and Exchange Bancshares based upon the percentage of losses or damages awarded to each party in relation to the total awards granted in such arbitration.

Certificates formerly representing shares of Towne Bank Common Stock owned by Towne Bancorp, Inc. surrendered for cancellation to Exchange Bank by reason of the Merger shall be accompanied by such appropriate instruments of transfer as Exchange Bank may reasonably require.

2. The Resulting Corporation shall have a capital structure equal to the following:

(a) Common stock of $2,048,200, consisting of 204,820 shares of $10 par value all of which will be issued and outstanding immediately following the Effective Time of the Merger; and

(b)    Surplus of $2,318,000; and

Undivided profits, including capital reserves, of $2,752,000, adjusted for all earnings and losses between January 1, 1998, and the Effective Time of the Merger.

ARTICLE V

Effect of Merger

    From and after the Effective Time, the Surviving Corporation shall have all of the rights, interests, privileges, powers, immunities and franchises (public and private) of each of the constituent corporations, and all property (real, personal and mixed), all debts due on whatever account, and all other chooses in action, of each of the constituent corporations. All interests of or belonging to or due to either of the constituent corporations shall thereupon be deemed to be transferred to and vested in the Surviving Corporation without act or deed and no title to any real estate or any interest therein vested in either of the constituent corporations shall revert or be in any way impaired because of the Merger.

ARTICLE VI

Surviving Corporation

    From and after the Effective Time, the Surviving Corporation shall be responsible for all obligations of each of the constituent corporations and each claim existing and each action or proceeding pending by or against either of the constituent corporations may be prosecuted as if the Merger had not taken place, and the Surviving Corporation may be substituted in the place of such constituent corporation. No right of any creditor of either constituent corporation and no lien upon the property of either constituent corporation shall be impaired by the Merger.

ARTICLE VII

Further Documents

    If at any time the Surviving Corporation shall consider or be advised that any further assignments, conveyances or assurances in law are necessary or desirable to vest, perfect or confirm of record in the Surviving Corporation the title to any property or rights of the constituent corporations, or otherwise to carry out the provisions hereof, the persons who were the proper officers and directors of the constituent corporations immediately prior to the Effective Time (or their successors in office) shall execute and deliver any and all proper deeds, assignments and assurances in law, and do all things necessary or proper, to vest, perfect or confirm title to such property or rights in the Surviving Corporation, including, but not limited to, filing with each court or other public tribunal, agency or officer by which Towne Bank or Exchange Bank have been appointed in the capacity of fiduciary or agent, and in the court file of each estate, suit or proceeding in which any of them has been acting, a statement setting forth the information required by law or otherwise to carry out the provisions hereof.

ARTICLE VIII

Termination

    Notwithstanding the adoption and approval of this Agreement and the Merger by the shareholders of Towne Bank and Exchange Bank, this Agreement and the Merger may be terminated:

(a) At any time prior to the Effective Time, by the mutual consent of the Boards of Directors of Towne Bancorp, Towne Bank and Exchange Bank; or

(b) This Merger Agreement shall automatically terminate in the event of the termination of the Investment Agreement.

(c) At any time prior to the Effective Time, by Towne Bank or Exchange Bank if there shall have been a final judicial determination (as to which all periods for appeal shall have expired and no appeal shall be pending) that any material provision of this Agreement or of the Merger is illegal, invalid or unenforceable;

    In the event that this Agreement is terminated pursuant to this
Article VIII, the Merger provided for herein shall be abandoned automatically and without any further act or deed by the parties hereto.

ARTICLE IX

Conditions to Consummation of the Merger

    The consummation of the Merger pursuant to this Merger Agreement and the obligations of the parties hereto is subject to the satisfaction of the provisions and conditions of the Investment
Agreement.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and attested to on their behalf by the following directors and officers thereunto duly authorized as of the day and year first written above.



Towne Bancorp, Inc.:

By:  /s/ John Weinert
Its: Chairman

Attest:


By:  /s/ Lois Brigham
Its: Secretary


Towne Bank

By: /s/ John Blevins
Its: President

Attest:


By: /s/ Lois Brigham
Its:  Secretary


Exchange Bank:

By:  /s/ Thomas J. Elder
Its: President and Chief Executive Officer

Attest:


By:  /s/ A. John Moore
Its:  Secretary

Exchange Bancshares, Inc.

By: /s/ Marion Layman
Its:  Chairman

Attest:


By:   /s/ Joseph R. Hirzel
Its:  Secretary

                                             Exhibit 2.3


                        CAROL M. HAAS
                  333 E. FLORIDA AVENUE, HOUSE 102
                       DENVER, COLORADO 80210


                          May 19, 1998

Exchange Bancshares, Inc.
237 Main Street
Luckey, Ohio 43443-0129

Re: Purchase of Two Parcels of Real Estate

Gentlemen:

The undersigned, the owner of the two parcels of real estate located at 6401 Monroe Street, Sylvania, Ohio and 610 East South Boundary, Perrysburg, Ohio currently leased from the undersigned to Towne Bancorp, Inc. (to be referred to herein as "Real Estate"), does hereby agree to sell and transfer by general warranty deed all right, title and interest in and to the Real Estate on the following terms and conditions:

1. Purchase Price. The purchase price for the Real Estate shall be $2,550,000 (the "Purchase Price").

2. Deposit. Exchange Bancshares, Inc., as an indication of its good faith, has delivered cash in the amount of $1,000 to be held in escrow by John McCarthy, attorney for the undersigned, until the closing of the sale and purchase of the Real Estate.

3. Consummation of the Sale and Payment of the Purchase Price. The sale and purchase of the Real Estate shall take place simultaneously with and be conditioned upon the consummation of the asset purchase transaction contemplated by Exchange Bancshares, Inc. and Towne Bancorp, Inc., whereby Exchange Bancshares, Inc. will purchase all of the assets of The Towne Bank from Towne Bancorp, Inc. pursuant to a proposed definitive Asset Purchase Agreement (the "Asset Purchase").

4. Conduct Pending Sale. Exchange Bancshares, Inc. will ensure that lease payments on the Real Estate are made by Towne Bancorp, Inc. on a timely basis as required pursuant to the aforesaid leases on the Real Estate pending the closing of the Asset Purchase.

5. Other Conditions. The purchase of the Real Estate shall also be subject to the receipt by Exchange Bancshares, Inc. of satisfactory title and the satisfaction of other terms and conditions ordinary and necessary in a real estate purchase of this type.

6. Cooperation. In order to facilitate the consummation of the purchase of Real Estate, the undersigned and Exchange Bancshares, Inc. each agree to take any and all actions and execute any and all instruments or documents necessary and appropriate to the sale and purchase of the Real Estate and to the consummation of the Asset Purchase.


                                       /s/ Carol M. Haas
                                       Carol M. Haas, Trustee

                                       Dated:  May 19, 1998

Acknowledged:

EXCHANGE BANCSHARES, INC.

By: /s/ Marion Layman            Dated:  May 20, 1998

Its: Chairman

                                            Exhibit 23


                  Consent of Clifton Gunderson Ltd.



The Board of Directors
Towne Bancorp, Inc.:

We consent to the incorporation by reference in the Form 8-K of Exchange Bancshares, Inc., dated June 11, 1998 (date of earliest event reported), of our report dated March 3, 1998, with respect to the consolidated balance sheets of Towne Bancorp, Inc. and its subsidiary as of December 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' deficit, and cash flows for each of the years in the three-year period ended December 31, 1997.

Our report dated March 3, 1998, contains an explanatory paragraph that states that the Company has incurred substantial losses since its bank subsidiary began operations, is under severe operating restrictions as a result of recent examinations by regulatory authorities, and has a contingent liability relating to the sale of common stock in its initial public offering, all of which raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

/s/ CLIFTON GUNDERSON LTD.


Toledo, Ohio
June 25, 1998

                                                Exhibit 99
___________________________________________________________

                      PRESS RELEASE
___________________________________________________________

Exchange Bancshares, Inc.        Towne Bancorp, Inc.
237 Main Street                  610 E. South Boundary Street
Luckey, Ohio 43443               Perrysburg, Ohio 43551-2535
Contact: Marion Layman, Chairman Contact: John Blevins, President or Thomas Elder, President

Phone: (419) 833-3401            Phone: (419) 874-2090
FAX:   (419) 833-3663            FAX:  (419) 874-4740

FOR IMMEDIATE RELEASE

        EXCHANGE BANCSHARES, INC. ANNOUNCES ACQUISITION OF
                   TOWNE BANK, PERRYSBURG, OHIO

Luckey, Ohio, June 11, 1998 -- Exchange Bancshares, Inc., headquartered in Luckey, Ohio, has announced plans to expand its operations through the acquisition of Towne Bank, headquartered in Perrysburg, Ohio. The acquisition will be accomplished through the merger of Towne Bank with and into The Exchange Bank, the wholly owned subsidiary bank of Exchange Bancshares. The parties announced that they had signed a definitive agreement providing for the merger after the approval of the Boards of Directors of the two holding companies and their subsidiary banks.

"We are very excited to acquire Towne Bank and expand our operations into both Perrysburg, where the main office of Towne is located, and Sylvania, where Towne operates a branch office," said Marion Layman, Chairman of Exchange Bancshares. "These are two of the fastest growing areas in Northwest Ohio, which gives us the opportunity to significantly expand our franchise," added Tom Elder, President of Exchange.

John Weinert, Chairman of Towne Bancorp said "we are happy to have found a partner which also believes in community banking." Weinert added "Exchange has the type of philosophy towards its customers that Towne was organized to fulfill."

The terms of the transaction call for Exchange Bancshares to infuse capital into Towne Bank and for the payment of cash to Towne Bancorp, Inc. in return for its ownership of Towne Bank. The purchase price will be determined based upon a number of factors under a formula contained in the definitive agreement signed by the parties.

Conditions contained in the Agreement, including the approval of the Ohio Division of Financial Institutions and the Federal Reserve Bank of Cleveland are required to be met to consummate the transaction. Regulatory approval is expected to be received in the near future. Closing is expected to occur shortly after receipt of such approval.